EXHIBIT H

THIS AGREEMENT IS EXECUTED IN RELIANCE UPON THE EXEMPTION PROVIDED BY SECTION 4(A)(2) AND/OR REGULATION D, RULE 506 FOR TRANSACTIONS NOT INVOLVING A PUBLIC OFFERING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NONE OF THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE SECURITIES ACT.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of November 5, 2021, is by and between KKR Phorm Investors L.P. (the “Purchaser”) and Transphorm, Inc., a Delaware corporation (the “Company” or “Transphorm”).

R E C I T A L S

A.          Pursuant to the terms and conditions set forth in this Agreement, the Purchaser desires to purchase from the Company, and the Company desires to issue and sell to the Purchaser shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a purchase price of $5.00 per share (the “Purchase Price”), and warrants to purchase shares of Common Stock, in the form attached as Exhibit A hereto (the “Warrants”).

B.         The shares of Common Stock and the Warrants to be purchased or that may be purchased pursuant to this Agreement (collectively, the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The offering is being made to “accredited investors” as defined in Regulation D under the Securities Act in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

AGREEMENT

1.           Purchase and Sale of the Securities.

(a)          First Tranche Purchase and Sale. Subject to the terms and conditions of this Agreement, at the First Closing (as defined below), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase and acquire from the Company, for an aggregate purchase price equal to $5,000,000 (the “First Closing Aggregate Purchase Price”): (i) 1,000,000 shares of Common Stock (the “First Closing Shares”) at a purchase price equal to $5.00 per share (the “Purchase Price”), and (ii) a Warrant to purchase up to an aggregate of 208,333 shares of Common Stock, at an exercise price of $6.00 per share (the “First Closing Warrant” and together with the First Closing Shares, the “First Closing Securities”).

(b)         First Tranche Closing. Subject to the terms and conditions of this Agreement (including Sections 4 and 5), the purchase and sale of the First Closing Securities shall take place remotely via the exchange of documents and signatures (the “First Closing”) on the date hereof (the “First Closing Date”).  At the First Closing, the Company will deliver to the Purchaser (i) a statement of book entry position in the Purchaser’s name representing the First Closing Shares (or other evidence of share ownership) and (ii) the First Closing Warrant, against payment by the Purchaser of the First Closing Aggregate Purchase Price by wire transfer in accordance with the Company’s instructions.

(c)         Second Tranche Purchase and Sale. Beginning on the date hereof and ending on the earliest to occur of: (i) the third anniversary of the First Closing Date; (ii) a Change in Control (as defined below), provided that the Company has given the Purchaser at least 10 days’ prior written notice of such Change in Control; (iii) the tenth day after disclosure to the Purchaser of a Change in Control, but only if the Company has not given prior written notice of such Change in Control to the Purchaser in accordance with clause (ii); or (iv) the 90th day following the later of (A) the date on which a registration statement registering the resale of the First Closing Shares and the shares of Common Stock issuable upon exercise of the First Closing Warrant is declared effective by the Securities and Exchange Commission (the “SEC”), or (B) the date on which the Common Stock is first listed on Nasdaq (such time period, the “Second Investment Period”), the Purchaser shall have the right (but not the obligation) to purchase and acquire, for an aggregate purchase price equal to $2,500,000 (the “Second Closing Aggregate Purchase Price”): (i) 500,000 shares of Common Stock (the “Second Closing Shares” and together with the “First Closing Shares,” the “Shares”) at the Purchase Price, and (ii) a Warrant to purchase up to an aggregate of 104,167 shares of Common Stock, at an exercise price of $6.00 per share and with the same expiration date as the First Closing Warrant (the “Second Closing Warrant” and together with the Second Closing Shares, the “Second Closing Securities”). If the Purchaser so elects to purchase the Second Closing Securities (and does not withdraw such election in accordance with the terms of this Agreement), subject to the terms and conditions of this Agreement, at the Second Closing (as defined below), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase and acquire from the Company, (i) the Second Closing Shares for the Second Closing Aggregate Purchase Price, and (ii) the Second Closing Warrant. In the event of any stock dividend, stock split, combination of shares or other similar change in the capital structure of the Company after the date hereof and on or prior to the Second Closing which affects or relates to the Common Stock, the number and price of the Second Closing Shares and Second Closing Warrant shall be adjusted proportionately.

(d)         Second Tranche Closing. Subject to the terms and conditions of this Agreement (including Sections 6 and 7), the purchase and sale of the Second Closing Securities shall take place remotely via the exchange of documents and signatures (the “Second Closing” and, with the First Closing, each a “Closing” and together the “Closings”) after the satisfaction of the conditions to Second Closing set forth in Sections 6 and 7 (other than those conditions that by their nature are to be satisfied at the Second Closing) at such time and date as the parties may agree (which Second Closing may be delayed by for up to 45 days after the election to purchase the Second Closing Securities is delivered to the Company to facilitate regulatory compliance).  The date on which the Second Closing occurs is hereinafter referred to as the “Second Closing Date.”  At the Second Closing, the Company will deliver to the Purchaser (i) a statement of book entry position in the Purchaser’s name representing the Second Closing Shares (or other evidence of share ownership) and (ii) the Second Closing Warrant, against payment by the Purchaser of the Second Closing Aggregate Purchase Price by wire transfer in accordance with the Company’s instructions.

(e)          Definition of Change in Control. “Change in Control” means the occurrence of any of the following events:

(i)          Change in Ownership of the Company.  A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who, along with its Affiliates (as defined below), owns more than forty-five percent (45%) of the total voting power of the stock of the Company as of the date hereof will not be considered a Change in Control.  Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (i).  For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(ii)         Change in Effective Control of the Company.  A change in the effective control of the Company which occurs on the date that a majority of members of the Company’s Board of Directors is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.  For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)        Change in Ownership of a Substantial Portion of the Company’s Assets.  A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3).  For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its primary purpose is to change the jurisdiction of the Company’s incorporation, or (y) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

2.          Representations and Warranties of the Company. Except (i) as set forth in the disclosure schedule delivered to the Purchaser concurrently with the execution of this Agreement in the case of the First Closing or delivered to the Purchaser within three (3) Business Days prior to the Second Closing in the case of the Second Closing (the “Disclosure Schedules”) or (ii) as expressly disclosed in the SEC Reports (as defined below) (but excluding any disclosures contained under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or in any other section of the SEC Reports to the extent they are risk factors, forward-looking statements or cautionary, predictive or forward-looking in nature), the Company hereby represents and warrants to the Purchaser, as of each Closing, the following:

(a)         Organization and Qualification. The Company and each of its subsidiaries is a corporation or other business entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have, or reasonably be expected to have, any material adverse effect on (i) the business, properties, assets, liabilities, operations or financial condition of the Company and its subsidiaries taken as a whole, (ii) the transactions and agreements, including this Agreement, the Registration Rights Agreement (as defined below), the First Closing Warrant and the Second Closing Warrant, contemplated by this Agreement or the Registration Rights Agreement (collectively, the “Transaction Documents”) or (iii) the authority or ability of the Company to perform its obligations under the Transaction Documents (in each case, a “Material Adverse Effect”). For purposes of this Agreement, none of the following, either alone or in combination, will constitute, or be considered in determining whether there has been, a Material Adverse Effect for purposes of clause (i) of the definition thereof: any event, change, circumstance, effect or other matter resulting from or related to (1) any outbreak or escalation of war or major hostilities or any act of terrorism, (2) changes in laws, U.S. Generally Accepted Accounting Principles (“GAAP”) or enforcement or interpretation thereof, (3) changes that generally affect the industries and markets in which the Company operates, or (4) changes in financial markets, general economic conditions (including prevailing interest rates, exchange rates, commodity prices and fuel costs) or political conditions, except, in each case, to the extent such event, change, circumstance, effect or other matter has had, or would be reasonably expected to have, a disproportionate effect on the business, properties, assets, liabilities, operations or financial condition of the Company and its subsidiaries, taken as a whole, compared to other participants in the industries in which the Company operates.

(b)        Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Securities, in accordance with the terms hereof and thereof; (ii) the execution and delivery by the Company of each Transaction Document and the consummation by it of the transactions contemplated by the Transaction Documents, including the issuance of the Securities, have been duly authorized by the Company’s Board of Directors, and no further consent or authorization is required by the Company, its Board of Directors or its stockholders; (iii) each Transaction Document has been duly executed and delivered by the Company; and (iv) each Transaction Document, when executed, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies and, with respect to any rights to indemnity or contribution contained in the Transaction Documents, as such rights may be limited by state or federal laws or public policy underlying such laws.

(c)          Capitalization; Anti-Dilution. The authorized capital stock of the Company consists of 750,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). As of October 31, 2021, the Company had 44,793,770 shares of Common Stock and no shares of Preferred Stock issued and outstanding. All of the outstanding shares of Common Stock and of the capital stock of each of the Company’s subsidiaries have been duly authorized, validly issued and are fully paid and nonassessable. No shares of capital stock of the Company or any of its subsidiaries are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. There are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries. There are no outstanding debt securities of the Company or any of its subsidiaries. Other than pursuant to the Registration Rights Agreement or as set forth in Section 2(c) of the Disclosure Schedules, there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act. There are no registration statements that have been filed with the SEC but are not yet effective relating to securities of the Company, and there are no outstanding comment letters from the SEC or any other regulatory agency. There are no securities or instruments of the Company or any of its subsidiaries containing anti-dilution or similar provisions, including the right to adjust the exercise, exchange or reset price under such securities, that will be triggered by the issuance of the Securities as described in this Agreement that have not been or will not be validly waived on or prior to each Closing. No co-sale right, right of first refusal or other similar right exists with respect to the Securities or the issuance and sale thereof.

(d)         Issuance of Shares. The Shares that are being issued to the Purchaser hereunder, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly and validly issued, fully paid and nonassessable, and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser.

(e)         No Conflicts. The execution, delivery and performance of each Transaction Document by the Company, and the consummation by the Company of the transactions contemplated by the Transaction Documents, including the issuance and sale of the Securities in accordance with this Agreement, will not (i) result in a violation of the Certificate of Incorporation or the Bylaws of the Company, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, credit agreement or instrument to which the Company or any subsidiary is a party, except for those which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or any subsidiary or by which any property or asset of the Company or any subsidiary is bound or affected, except for those which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any subsidiary is in violation of or in default under, any provision of its constitutive documents. Neither the Company nor any subsidiary is in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or any subsidiary, except for any such violation or default that has not had or would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms thereof other than (i) the filing of the registration statement contemplated by the Registration Rights Agreement, and (ii) the filing of a Notice of Exempt Offering of Securities on Form D with the SEC under Regulation D. Neither the execution and delivery by the Company of the Transaction Documents, nor the consummation by the Company of the transactions contemplated hereby or thereby, will require any notice, consent or waiver under any contract or instrument to which the Company is a party or by which the Company is bound or to which its assets are subject, except for any notice, consent or waiver the absence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding two sentences have been or will be obtained or effected on or prior to each Closing.

(f)          Absence of Litigation. There is no action, suit, claim, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation before or by any court, public board, governmental or administrative agency, self-regulatory organization, arbitrator, regulatory authority, stock market, stock exchange or trading facility (an “Action”) now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective officers or directors, which would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. For the purpose of this Agreement, the knowledge of the Company means the knowledge of the executive officers of the Company (both actual or knowledge that they would have had upon reasonable inquiry of their direct reports responsible for the applicable subject matter). Neither the Company nor any of its subsidiaries is subject to any judgment, decree, or order which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g)         Acknowledgment Regarding Purchaser’s Purchase of the Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities.

(h)         No General Solicitation. Neither the Company, nor any of its Affiliates (as defined below), nor, to the knowledge of the Company, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. “Affiliate” means, with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, as such terms are used in and construed under Rule 144 under the Securities Act (“Rule 144”). Any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Purchaser will be deemed to be an Affiliate of the Purchaser.

(i)          No Integrated Offering. Neither the Company, nor any of its Affiliates, nor to the knowledge of the Company, any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than the transactions contemplated hereby, under circumstances that would require registration of the Securities under the Securities Act or cause the offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

(j)          Employee Relations.  Neither the Company nor any subsidiary is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened. Neither the Company nor any subsidiary is party to any collective bargaining agreement. The Company’s and/or its subsidiaries’ employees are not members of any union, and the Company believes that its and its subsidiaries’ relationship with their respective employees is good.

(k)         Intellectual Property Rights. The Company and each of its subsidiaries owns, possesses, or has rights to use, all Intellectual Property (as defined below) necessary for the conduct of the Company’s and its subsidiaries’ business as now conducted and disclosed to be owned, possessed or used by the Company or its subsidiaries in the SEC Reports, except for such failure to own, possess or have such rights that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and, there are no unreleased liens or security interests which have been filed, or which the Company has received notice of, against any of the patents owned by the Company. Furthermore, (A) there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (B) there is no pending or, to the Company’s knowledge, threatened, Action by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property, except for such failure to own, possess or have such rights that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (C) the Intellectual Property owned by the Company and its subsidiaries, and to the Company’s knowledge, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened Action by others challenging the validity, enforceability or scope of any such Intellectual Property; (D) there is no pending or, to the Company’s knowledge, threatened Action by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company nor any of its subsidiaries has received any written notice of such Action; and (E) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries, except such violation as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (1) the Company and its subsidiaries have disclosed to the U.S. Patent and Trademark Office (“USPTO”) all information known to the Company to be relevant to the patentability of its inventions in accordance with 37 C.F.R. Section 1.56, and (2) neither the Company nor any of its subsidiaries made any misrepresentation or concealed any information from the USPTO in any of the patents or patent applications owned or licensed to the Company, or in connection with the prosecution thereof, in violation of 37 C.F.R. Section 1.56. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (x) there are no facts that are reasonably likely to provide a basis for a finding that the Company or any of its subsidiaries does not have clear title to the patents or patent applications purportedly owned or licensed to the Company or other proprietary information rights as purportedly owned by the Company or any of its subsidiaries and (y) no valid issued U.S. patent would be infringed by the activities of the Company or any of its subsidiaries relating to products currently or proposed to be manufactured, used or sold by the Company or any of its subsidiaries. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology and know-how.

(l)       Environmental Laws. The Company and each subsidiary have complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request, relating to any Environmental Law involving the Company or any subsidiary, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected individually or in the aggregate, to have a Material Adverse Effect. For purposes of this Agreement, “Environmental Law” means any national, state, provincial or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended. To the knowledge of the Company, there is no material environmental liability with respect to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any subsidiary.

(m)        Authorizations; Regulatory Compliance. The Company and each of its subsidiaries holds, and is operating in compliance with, all material authorizations, licenses, permits, approvals, clearances, registrations, exemptions, consents, certificates and orders of any federal, state, local or foreign governmental or regulatory authority (each, a “Governmental Authority”) and supplements and amendments thereto (collectively, “Authorizations”) required for the conduct of its business as currently conducted in all applicable jurisdictions and all such Authorizations are valid and in full force and effect. Neither the Company nor any of its subsidiaries is in material violation of any terms of any such Authorizations. Neither the Company nor any of its subsidiaries has received written notice of any revocation or modification of any such Authorization, or written notice that such revocation or modification is being considered. Neither the Company nor any of its subsidiaries has received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in material violation of any Authorizations. Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or has any reporting obligations pursuant to any such agreement, plan or correction or other remedial measure entered into with any Governmental Authority.

(n)        Title. Neither the Company nor any of its subsidiaries owns any real property. Each of the Company and its subsidiaries has good and marketable title to all of its personal property and assets (i) purportedly owned or used by them as reflected in the SEC Reports, as of their respective dates, or (ii) necessary for the conduct of their business as currently conducted, free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance, except for such restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. With respect to properties and assets it leases, each of the Company and its subsidiaries is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances, except for such liens, claims or encumbrances which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(o)          Tax Status. The Company and each subsidiary has (i) made and filed (taking into account any valid extensions) all federal and state and other jurisdictions income and other material tax returns, reports and declarations required to be filed, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes that are material in amount for periods subsequent to the periods to which such returns, reports or declarations apply. To the knowledge of the Company, there are no unpaid taxes in any material amount claimed to be due from the Company or any subsidiary by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(p)         Certain Transactions. None of the officers, directors and, to the Company’s knowledge, none of the employees of the Company or any subsidiary is presently a party to any transaction with the Company or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option and restricted stock agreements under any equity compensation plan of the Company.

(q)        Rights of First Refusal. The Company is not obligated to offer the Securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents, customers, partners or other third parties.

(r)          Insurance. The Company and its subsidiaries have insurance policies of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company and its subsidiaries. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy.

(s)        SEC Reports. The Company has filed or furnished, as applicable, all reports, proxy statements, schedules, forms, statements, certifications and other documents (including exhibits and all other information incorporated by reference therein) required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act,” and such reports, proxy statements, schedules, forms, statements, certifications and other documents, the “SEC Reports”), for the two (2) years preceding the date hereof (or such shorter period since the Company was first required by law or regulation to file such material).

(t)         Material Changes. Except for the transactions contemplated hereby, since the date of the latest balance sheet of the Company included in the financial statements contained within the SEC Reports, (i) there have been no events, changes, occurrences or developments that have had or would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect with respect to the Company, (ii) neither the Company nor any subsidiary has incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the financial statements of the Company pursuant to GAAP or to be disclosed in the SEC Reports, (iii) neither the Company nor any subsidiary has materially altered its method of accounting or the manner in which it keeps its accounting books and records, and (iv) neither the Company nor any subsidiary has declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company).

(u)          Foreign Corrupt Practices. Neither the Company and its subsidiaries, nor to the Company’s knowledge, any agent or other person acting on behalf of the Company or its subsidiaries, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any other anti-corruption or similar law of any non-U.S. country or jurisdiction.

(v)          Office of Foreign Assets Control. Neither the Company nor any subsidiary nor, to the

Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(w)       Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any subsidiary, threatened.

(x)          Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, the Common Stock, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), as set forth in Section 2(x) of the Disclosure Schedules.

(y)         Brokers’ Fees. Except as set forth in Section 2(y) of the Disclosure Schedules, neither the Company nor any of its subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

(z)          Disclosure Materials. The SEC Reports and any other information document delivered to the Purchaser prior to the Purchaser’s execution of this Agreement taken as a whole do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein (in the case of the SEC Reports) or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(aa)        Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby.

(bb)       Reliance. The Company acknowledges that the Purchaser is relying on the representations and warranties (as modified by the Disclosure Schedules or the SEC Reports (but excluding any disclosures contained under the heading “Risk Factors” and any disclosure of risks included in any “forward looking statements” or in any other section of the SEC Reports to the extent they are risk factors, forward-looking statements or cautionary, predictive or forward-looking in nature)) made by the Company hereunder and that such representations and warranties (as modified by the Disclosure Schedules or the SEC Reports (but excluding any disclosures contained under the heading “Risk Factors” and any disclosure of risks included in any “forward looking statements” or in any other section of the SEC Reports to the extent they are risk factors, forward-looking statements or cautionary, predictive or forward-looking in nature)) are a material inducement to the Purchaser purchasing the Securities. The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Purchaser would not enter into this Agreement with the Company.

(cc)          Bad Actor Disqualification. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1).

3.         Representations, Warranties and Agreements of the Purchaser. The Purchaser represents and warrants to, and agrees with, the Company, as of each Closing, the following:

(a)        The Purchaser has the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of its prospective investment in the Company, and has carefully reviewed and understands the risks of, and other considerations relating to, the purchase of the Securities and the tax consequences of the investment. The Purchaser has adequate means of providing for its current and anticipated financial needs and contingencies, and is able to bear the economic risks of the investment for an indefinite period of time and has no need for liquidity of the investment in the Securities. The Purchaser can afford the loss of its entire investment.

(b)         The Purchaser is acquiring the Securities for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands and acknowledges that the offering and sale of the Securities have not been registered under the Securities Act or any state securities laws, by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities laws, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Securities, other than with respect to an Affiliate of the Purchaser. The Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the SEC under the Securities Act, and the Purchaser shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.  The Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.

(c)         The Purchaser represents that (i) it was not formed for the specific purpose of acquiring the Securities, (ii) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (iii) the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of applicable law or its charter or other organizational documents, (iv) it has full power and authority to execute and deliver each Transaction Document and to carry out the provisions thereof and to purchase and hold the Securities, (v) the execution and delivery of each Transaction Document by the Purchaser has been duly authorized by all necessary action, and (vi) each Transaction Document has been duly executed and delivered on behalf of the Purchaser and is a legal, valid and binding obligation of the Purchaser. The execution and delivery of each Transaction Document by the Purchaser does not violate or conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound.

(d)         The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such securities. The Purchaser further acknowledges and understands that the Company is relying on the representations and warranties made by the Purchaser hereunder and that such representations and warranties are a material inducement to the Company to sell the Securities to the Purchaser. The Purchaser further acknowledges that without such representations and warranties of the Purchaser made hereunder, the Company would not enter into the Transaction Documents with the Purchaser.

(e)          The Purchaser understands that, other than as provided in the Registration Rights Agreement, the Company does not currently intend to register the Securities under the Securities Act at any time in the future; and the undersigned will not immediately be entitled to the benefits of Rule 144 with respect to the Securities. The Purchaser understands that there can be no assurance that any public market for the Common Stock will exist or continue to exist. The Company makes no representation or warranty with respect to the continued quotation of the Common Stock on the OTC Markets QX tier or listing on any other market or exchange.

(f)         The Purchaser has received, reviewed and understood the information about the Company provided to it by the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management. The Purchaser understands that such discussions, as well as any information provided by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Agreement, the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by anyone other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control. The Purchaser acknowledges that it is not relying upon any person or entity, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Additionally, the Purchaser understands and represents that he, she or it is purchasing the Securities notwithstanding the fact that the Company may disclose in the future certain material information the Purchaser has not received, including financial statements of the Company for the current or prior fiscal periods, and any subsequent period financial statements that will be filed with the SEC, that it is not relying on any such information in connection with its purchase of the Securities and that it waives any right of action with respect to the nondisclosure to it prior to its purchase of the Securities of any such information, in each case, without waiving or otherwise limiting any right or claim the Purchaser may have hereunder. The Purchaser has sought such accounting, legal and tax advice as the Purchaser has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(g)       The Purchaser acknowledges that the Company is not acting as a financial advisor or fiduciary of the Purchaser (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby, and no investment advice has been given by the Company or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby. The Purchaser further represents to the Company that the Purchaser’s decision to enter into each Transaction Document has been based solely on the independent evaluation by the Purchaser and the Purchaser’s representatives and the representations and warranties made by the Company in Section 2 hereof.

(h)         As of the First Closing, all actions on the part of Purchaser, and its officers, directors and partners, if applicable, necessary for the authorization, execution and delivery of each Transaction Document and the performance of all obligations of the Purchaser thereunder shall have been taken, and each Transaction Document, assuming due execution by the parties thereto, constitutes a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

(i)          Neither the Purchaser nor, to its knowledge, any person or entity controlled by the Purchaser: (i) is a person listed in the Annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (iii) is a non-U.S.

shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders (categories (i) through (v), each a “Prohibited Purchaser”). The Purchaser (i) agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders and (ii) consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its Affiliates and agents of such information about the Purchaser as the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. If the Purchaser is a financial institution that is subject to the USA Patriot Act, the Purchaser represents that it has met all of its obligations under the USA Patriot Act. The Purchaser acknowledges that if, following its investment in the Company, the Company reasonably determines that the Purchaser is a Prohibited Purchaser, the Company has the right or may be obligated to prohibit additional investments and segregate the assets constituting the investment in accordance with applicable regulations. The Purchaser further acknowledges that neither the Purchaser nor any of the Purchaser’s Affiliates or agents will have any claim against the Company for any form of damages as a result of any of the foregoing actions.

(j)         If the Purchaser is an Affiliate of a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated Affiliate.

(k)         The Purchaser or its duly authorized representative realizes that because of the inherently speculative nature of businesses of the kind conducted and contemplated by the Company, the Company’s future financial results may be expected to fluctuate from month to month and from period to period and will, generally, involve a high degree of financial and market risk that could result in substantial or, at times, even total losses for investors in securities of the Company. The Purchaser has carefully read the risk factors and other information (including the financial statements of the Company) included in the SEC Reports. The Purchaser has carefully considered such risk factors before deciding to invest in the Securities.

(l)         The Purchaser is not subscribing for the Securities as a result of or subsequent to any advertisement, article, notice or other communication, published in any newspaper, magazine or similar media or broadcast over television, radio, or the internet, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Purchaser in connection with investments in securities generally.

(m)        The Purchaser acknowledges that no U.S. federal or state agency or any other government or governmental agency has passed upon the Securities or made any finding or determination as to the fairness, suitability or wisdom of any investments therein.

(n)         Other than consummating the transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any individual or entity acting on behalf of or pursuant to any understanding with the Purchaser, executed any purchases or sales, including Short Sales (as defined below), of the securities of the Company during the period commencing at the time Purchaser was first contacted by the Company or any other individual or entity representing the Company regarding the transactions contemplated hereunder. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers do not communicate or share information with, and have no direct knowledge of the investment decisions made by, the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets manage by, the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. The Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future. For purposes of this Agreement, “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

(o)         The Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Shares and other activities with respect to the Shares by the Purchaser, and will comply with such anti-manipulation rules of Regulation M.

(p)          All of the information concerning the Purchaser set forth herein, and any other information furnished by the Purchaser in writing to the Company for use in connection with the transactions contemplated by this Agreement, is true, correct and complete in all material respects as of the date of this Agreement, and, if there should be any material change in such information prior to the Purchaser’s purchase of the Securities, the Purchaser will promptly furnish revised or corrected information to the Company.

(q)         The Purchaser has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Transaction Documents. With respect to such matters, the Purchaser relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Transaction Documents.

(r)          If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities; (ii) any foreign exchange restrictions applicable to such purchase; (iii) any governmental or other consents that may need to be obtained; and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

(s)        The Purchaser is not and is not controlled by a “foreign person” for purposes of Section 721 of the Defense Production Act of 1950 (as amended) or the rules or regulations promulgated thereunder (including 31 C.F.R. Part 800 and 31 C.F.R. part 801); provided, however, that if the Purchaser is a “foreign person” for such purposes, the Purchaser agrees that it will not (i) obtain any control rights over the Company, including the ability to determine, direct, or decide important matters affecting the Company; (ii) have access to any material nonpublic technical information in the possession of the company; (iii) obtain membership or observer rights on the Company’s Board of Directors or the right to nominate an individual to a position on the Company’s Board of Directors; or (iv) have any involvement, other than through voting of shares, in substantive decision making of the Company regarding the use, development, acquisition or release of the Company’s technology.

(t)        Neither the Purchaser nor, to the knowledge of the Purchaser, any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members is subject to any Disqualification Events, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) under the Securities Act, and disclosed reasonably in advance of each Closing in writing in reasonable detail to the Company.

(u)          The Purchaser understands that there are substantial restrictions on the transferability of the Securities and that the certificates or book-entry positions representing the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR (3) SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

In addition, if the Purchaser is an Affiliate of the Company, certificates or book-entry positions evidencing the Securities issued to the Purchaser may bear a customary “Affiliates” legend.

The Company shall be obligated to promptly reissue unlegended certificates upon the request of any holder thereof (x) at such time as the holding period under Rule 144 or another applicable exemption from the registration requirements of the Securities Act has been satisfied or (y) at such time as a registration statement is available for the transfer of the Securities (provided that the Purchaser agrees to only sell such Securities during such time that such registration statement is effective and such Purchaser is not aware or has not been notified by the Company that such registration statement has been withdrawn or suspended, and only as permitted by such registration statement). In connection with a request from any holder requesting unlegended certificates under clause (x) of the foregoing sentence, the Company will at its cost and expense provide an opinion of its counsel or accept the opinion of other counsel reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

(v)         The Purchaser understands that until February 12, 2020, the Company was a “shell company” as defined in Rule 12b-2 under the Exchange Act. Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the Company (a) is no longer a shell company; and (b) has filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than

Form 8-K reports. As a result, the restrictive legends on certificates or book-entry positions for the Shares cannot be removed except in connection with an actual sale meeting the foregoing requirements or pursuant to an effective registration statement.

4.          Conditions to Company’s Obligations at the First Closing. The Company’s obligation to complete the sale and issuance of the First Closing Securities and deliver the First Closing Securities to the Purchaser at the First Closing shall be subject to the following conditions to the extent not waived by the Company:

(a)          Receipt of Payment. The Company shall have received payment, in accordance with Section 1(b), of the First Closing Aggregate Purchase Price.

(b)         Representations and Warranties. The representations and warranties made by the Purchaser in Section 3 hereof, shall be true and correct in all respects when made, and shall be true and correct in all respects on the First Closing Date with the same force and effect as if they had been made on and as of said date.

(c)         Performance. The Purchaser shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the First Closing.

(d)         Registration Rights Agreement. The Purchaser shall have delivered to the Company that certain Registration Rights Agreement by and between the Company and the Purchaser, to be dated as of the First Closing, in substantially the form attached hereto as Exhibit B (the “Registration Rights Agreement”), duly executed by the Purchaser.

(e)          First Closing Warrant. The Purchaser shall have delivered to the Company the First Closing Warrant, duly executed by the Purchaser.

5.          Conditions to the Purchaser’s Obligations at the First Closing. The Purchaser’s obligation to accept delivery of the First Closing Securities and to pay for the First Closing Securities at the First Closing shall be subject to the following conditions to the extent not waived by the Purchaser at the First Closing:

(a)          Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof (as modified by the Disclosure Schedules delivered in connection with the First Closing or the SEC Reports (but excluding any disclosures contained under the heading “Risk Factors” and any disclosure of risks included in any “forward looking statements” or in any other section of the SEC Reports to the extent they are risk factors, forward-looking statements or cautionary, predictive or forward-looking in nature)) shall be true and correct in all respects as of, and as if made on, the date of this Agreement and as of the First Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all respects as of such earlier date) except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitations as to “materiality” or “Material Adverse Effect” set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)         Performance. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the First Closing.

(c)          Registration Rights Agreement. The Company shall have delivered to the Purchaser the Registration Rights Agreement, duly executed by the Company.

(d)          First Closing Warrant. The Company shall have delivered to the Purchaser the First Closing

Warrant, duly executed by the Company.

6.           Conditions to Company’s Obligations at the Second Closing. The Company’s obligation to complete the sale and issuance of the Second Closing Securities and deliver the Second Closing Securities to the Purchaser at the Second Closing shall be subject to the following conditions to the extent not waived by the Company:

(a)         Second Closing Notice. The Purchaser shall have delivered notice to the Company, within the Second Investment Period and at least five Business Days prior to the Second Closing, that the Purchaser elects to purchase the Second Closing Securities, and the Purchaser shall not have withdrawn such notice by 3:00 p.m., New York City time, on the Business Day immediately preceding the Second Closing.

(b)          Receipt of Payment. The Company shall have received payment, in accordance with Section 1(d), of the Second Closing Aggregate Purchase Price.

(c)         Representations and Warranties. The representations and warranties made by the Purchaser in Section 3 hereof shall be true and correct in all respects on the Second Closing Date with the same force and effect as if they had been made on and as of said date.

(d)         Performance. The Purchaser shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Second Closing.

(e)          Second Closing Warrant. The Purchaser shall have delivered to the Company the Second Closing Warrant, duly executed by the Purchaser.

7.          Conditions to the Purchaser’s Obligations at the Second Closing. The Purchaser’s obligation to accept delivery of the Second Closing Securities and to pay for the Second Closing Securities at the Second Closing shall be subject to the following conditions to the extent not waived by the Purchaser at the Second Closing:

(a)         Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof (as modified by the Disclosure Schedules delivered in connection with the Second Closing or the SEC Reports (but excluding any disclosures contained under the heading “Risk Factors” and any disclosure of risks included in any “forward looking statements” or in any other section of the SEC Reports to the extent they are risk factors, forward-looking statements or cautionary, predictive or forward-looking in nature)) shall be true and correct in all respects as of the Second Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all respects as of such earlier date) except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitations as to “materiality” or “Material Adverse Effect” set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)         Performance. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Second Closing.

(c)          Certificate. The Chief Executive Officer of the Company shall execute and deliver or cause to be delivered to the Purchaser a certificate addressed to the Purchaser to the effect as provided in Sections 7(a) and (b) above.

(d)         Second Closing Disclosure Schedules; Withdrawal Right. The Company shall have delivered to the Purchaser the Disclosure Schedules, if any, no later than three (3) Business Days prior to the Second Closing, and the Purchaser shall not have withdrawn its election it being understood that the

Purchaser may, in its sole discretion and for any reason, withdraw its election to purchase the Second Closing Securities by providing written notice of such withdrawal on or prior to 3:00 p.m., New York City time, on the Business Day immediately preceding the Second Closing, and shall thereafter have no obligation to purchase the Second Closing Securities (but shall retain the option to again elect to purchase the Second Closing Securities pursuant to Section 1(c) and (d) of this Agreement to the extent the time periods for such election have not expired).

(e)          Second Closing Warrant. The Company shall have delivered to the Purchaser the Second Closing Warrant, duly executed by the Company.

8.           Indemnification.

(a)          The Company agrees to indemnify and hold harmless the Purchaser, and its directors, officers, stockholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (collectively, the “Purchaser Indemnitees”), from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of the Company’s breach of any representation, warranty or covenant contained herein; provided, however, that the Company will not be liable in any such case to the extent and only to the extent that any such loss, liability, claim, damage, cost, fee or expense arises out of or is based upon the inaccuracy of any representations made by such indemnified party in this Agreement, or the failure of such indemnified party to comply with the covenants and agreements contained herein. The liability of the Company under this paragraph shall not exceed the total Purchase Price paid by the Purchaser for the Securities hereunder.

(b)         Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any Action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party promptly in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent the indemnified party is actually prejudiced by such omission. In case any such Action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such Action include both the indemnified party and the indemnifying party and either (i) the indemnifying party or parties and the indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such Action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such Action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any reasonable legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel in such circumstance), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the Action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such Action) unless such settlement, compromise or consent requires only the payment of money damages by the indemnifying party, does not subject the indemnified party to any continuing obligation or require any admission of criminal or civil responsibility, and includes an unconditional release of each indemnified party from all liability arising out of such Action, or (ii) be liable for any settlement of any such Action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such Action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(c)         The Purchaser acknowledges on behalf of itself and each Purchaser Indemnitee that, other than for actions seeking specific performance of the obligations under this Agreement, the sole and exclusive remedy of the Purchaser and the Purchaser Indemnitees with respect to any and all claims relating to this Agreement shall be pursuant to the indemnification provisions (including the limitations thereof) set forth in this Section 8.

9.            Miscellaneous.

(a)        Modification. This Agreement shall not be amended, modified or waived except by an instrument in writing signed by the Company and the Purchaser. Any such amendment, modification or waiver shall be binding upon the Purchaser and each transferee of the Securities, each future holder of all such Securities, and the Company.

(b)         No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(c)        Notices. Any notice, consents, waivers or other communication required or permitted to be given hereunder shall be in writing and will be deemed to have been delivered: (i) upon receipt, when personally delivered; (ii) upon receipt when sent by certified mail, return receipt requested, postage prepaid; (iii) when sent, if by e-mail, (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and email addresses for such communications shall be:

if to the Company, at

Transphorm, Inc.
75 Castilian Drive
Goleta, CA 93117
Attn: Primit Parikh and Cameron McAulay
Email: pparikh@transphormusa.com and cmcaulay@transphormusa.com with copies (which shall not constitute notice) to:

Wilson Sonsini Goodrich and Rosati P.C.
650 Page Mill Road
Palo Alto, CA 94304
Attn: Erika Muhl
Email: emuhl@wsgr.com

or

if to the Purchaser, at the addresses set forth on the signature page hereto

(or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section).

(d)         Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Purchaser without the prior written consent of the Company, except that the Purchaser may assign or transfer its right to purchase the Second Closing Securities to an Affiliate. Any attempt by the Purchaser without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

(e)          Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(f)          Venue. Any judicial proceeding brought against either of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of New York, New York County, or in the United States District Court for the Southern District of New York and, by its execution and delivery of this Agreement, each party to this Agreement accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement.

(g)         Form D; Blue Sky Qualification. The Company agrees to timely file a Form D with respect to the First Closing Securities and to provide a copy thereof, promptly upon request of the Purchaser. The purchase of the Securities under this Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Securities from applicable federal and state securities laws. The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.

(h)         Public Disclosure. The Purchaser shall not make or issue any press releases or otherwise make any public statements or make any disclosures to any third person or entity with respect to the transactions contemplated herein without the Company’s express prior approval (which may not be unreasonably withheld) except to the extent such disclosure is required by law, request of the staff of the SEC or of any regulatory agency or principal trading market regulations. No later than four (4) Business Days after the date of this Agreement, the Company shall publicly disclose the material terms of this Agreement and the transactions contemplated hereby by issuing a press release and filing a Current Report on Form 8-K with the SEC.

(i)          Entire Agreement. The Transaction Documents and any confidentiality agreement between the Purchaser and the Company, constitute the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.

(j)          Share Certificates. If the Shares are certificated and any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Company’s transfer agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and its transfer agent for any losses in connection therewith or, if required by such transfer agent, a bond in such form and amount as is required by the transfer agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

(k)          Expenses. Except as set forth in this section, each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated. The Company shall reimburse the lead investor for its reasonable attorneys fees not to exceed $15,000. The Company shall pay all expenses and fees of its counsel, or other counsel reasonably acceptable to the Company, in connection with the issuance of an opinion to the Company’s transfer agent for the removal of any legend on the Shares.

(l)          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages that contain copies of an executed signature page such as in .pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.

(m)        Severability. Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalid or contrary provision shall be replaced with a valid provision that as closely as possible reflects the parties’ intent with respect thereto, and invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

(n)         Interpretation. Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text. For the purposes of this Agreement, “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business. Wherever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.

(o)         Survival. The representations and warranties of the Company and the Purchaser contained in this Agreement shall survive the execution and delivery of this Agreement for a period of one (1) year from the date of each Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchaser or the Company.

[Signature pages follow.]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

TRANSPHORM, INC.

By:	/s/ Mario Rivas
Name: Mario Rivas
Title: Chief Executive Officer

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

PURCHASER:

KKR PHORM INVESTORS L.P.

By:	its General Partner, KKR Phorm Investors GP LLC

By:	/s/ Dave Welsh
Name: Dave Welsh
Title: Vice President

Address of Executive Offices:

c/o Kohlberg Kravis Roberts & Co. L.P.
30 Hudson Yards, Suite 7500
New York, New York 10001
Attn: General Counsel

IRS Tax Identification Number:

XXXXXXXXX

Telephone Number:

Facsimile Number:

(212) 750-0003

E-mail Address:

general.counsel@kkr.com

Additional copies of notices pursuant to the Agreement shall be delivered but not constitute notice, to:

Jones Day
1755 Embarcadero Road
Palo Alto, California 94303
Attn: Timothy R. Curry
Email: tcurry@jonesday.com
Facsimile: (650) 739-3900